Exhibit 10.27

This Agreement is entered into as of November 4, 2011 by and between Gerald Modesitt Trust U/A/D 12/9/83 (“Trust”) and Generation Zero Group, Inc. (“GNZR”).

RECITALS:

A.

 GNZR executed that certain promissory note (“NOTE”) on November 4, 2010 in the original principal amount of $250,000 with Gerald Modesitt (“GM”) as the Holder.

B.

GM assigned his interest in the Note as Holder to Trust upon receipt of the Note.

C.

GNZR is in default of its obligations of the Note for the failure to make all required payments under the Note.

D.

Trust and GNZR desire to amend the Note and enter into certain agreements in connection with the execution and deliver y of this Agreement.

NOW THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.

 All past defaults under the Note shall be waived by Trust, but the amount of any monetary obligations shall not be forgiven.

2.

Interest under the Note shall accrue, but shall be deferred until GNZR commences payments under the senior secured notes (“Senior Notes”) which are secured by the URL www.find.com, but in no event shall the deferral and waiver of defaults on the Note extend past January 4, 2013, the new Maturity Date under the Note.

3.

Within ten days after the execution of this Agreement, Trust shall be issued 150,000 shares of GNZR common stock.  Said stock shall be issued with a standard restrictive legend.

4.

Notwithstanding anything contained herein to the contrary, the Note shall be in default if GNZR is in default of any other loan or debt obligations and the holder(s) of any of said obligations pursue default remedies and obtain a judgment and/or foreclose or take possession of collateral if applicable.

5.

Except as modified by this Agreement, the Note shall remain in full force and effect in accordance with its terms, including without limitation all default remedies.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GERALD MODESITT TRUST U/A/D

Generation Zero Group, Inc.

12/9/83

By: /s/Gerald Modesitt____

By: /s/Matthew Krieg_

Trustee

CEO

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